Exhibit 99.1
Financial News Release
For Immediate Release

Contact Information:	Investor Inquiries	Media Inquiries
	Steven Moore	Chris Bright
	Pixelworks, Inc.	Pixelworks, Inc.
	Tel: (408) 200-9221	Tel: (503) 454-1770
	E-mail: smoore@pixelworks.com	E-mail: cbright@pixelworks.com
Web site: www.pixelworks.com
Conference Call at 2 p.m. PDT, July 26, 2007 – Pixelworks will host a conference call at 2 p.m. PDT, July 26, 2007, which can be accessed at (719) 457-2618 and using pass code 3246665. The Web broadcast can be accessed by visiting our investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived through August 25, 2007. A replay of the conference call will also be available through midnight on July 29, 2007, and can be accessed by calling (719) 457-0820 using pass code 3246665.
Pixelworks Reports Second Quarter 2007 Financial Results;
Revenue up 12 Percent Sequentially
     Tualatin, Ore., July 26, 2007 — Pixelworks, Inc. (NASDAQ:PXLW), an innovative provider of powerful video and pixel processing technology, today announced financial results for the second quarter ended June 30, 2007.
     Second quarter 2007 revenue of $26.9 million increased 12.2 percent sequentially from $24.0 million in the first quarter of 2007, and decreased 13.0 percent from $30.9 million in the second quarter of 2006. The sequential increase in revenue was due primarily to strength in the company’s core projector business and shipments of legacy products.
     Second quarter 2007 GAAP gross profit margin was 43.1 percent compared to 41.1 percent in the first quarter of 2007 and 37.5 percent in the second quarter of 2006. Cost of sales included restructuring charges and non-cash expenses of $0.8 million in each of the first and second quarters of 2007 as well as the second quarter of 2006. Second quarter 2007 non-GAAP gross profit margin was 46.0 percent, an improvement over 44.5 percent in the first quarter of 2007 and 40.0 percent in the second quarter of 2006. The sequential improvement in non-GAAP gross profit margin resulted primarily from lower material costs and a more favorable mix of products sold.
     Second quarter 2007 GAAP operating expenses were $19.4 million, down $3.0 million from $22.4 million in the first quarter of 2007. Second quarter GAAP operating expenses included $2.6 million in restructuring charges and $1.5 million in non-cash expenses, and first
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Pixelworks Reports Second Quarter 2007 Financial Results
July 26, 2007

quarter GAAP operating expenses included $2.8 million in restructuring charges and $1.8 million in non-cash expenses. GAAP operating expenses in the second quarter of 2006 totaled $157.5 million, and included non-cash charges of $136.2 million for an impairment loss on goodwill and other non-cash expenses, as well as $0.9 million in restructuring charges.
     Non-GAAP operating expenses of $15.3 million in the second quarter of 2007 were down $2.5 million from $17.8 million in the first quarter of 2007, and down $5.1 million from $20.4 million in the second quarter of 2006. The significant decrease in GAAP and non-GAAP operating expenses was a direct result of the accelerated implementation of the company’s restructuring plans, which are focused on returning the company to profitability.
     Second quarter 2007 GAAP net loss was $(7.6) million, or $(0.16) per share, compared to $(12.4) million, or $(0.25) per share in the first quarter of 2007 and $(145.6) million, or $(3.02) per share in the second quarter of 2006. Second quarter 2007 non-GAAP net loss was $(2.7) million, or $(0.06) per share, compared to $(7.0) million, or $(0.14) per share in the first quarter of 2007 and $(7.7) million, or $(0.16) per share in the second quarter of 2006.
     “We are proud of the progress we have made during the second quarter and we achieved our goal of being non-GAAP EBITDA positive well ahead of our timeline. We are realizing the benefits of our ongoing restructuring efforts that have reduced Pixelworks’ quarterly non-GAAP operating expenses by 20 percent over the course of the first half of 2007,” said Hans Olsen, President and CEO of Pixelworks, Inc.
     “The ongoing focus of the management team is on maintaining our momentum in an effort to move the company back to profitability. We believe we will achieve this by continuing to seek out further operating efficiencies in the company while simultaneously developing and delivering exciting video and pixel processing products to market. We have a number of products in the pipeline that we believe will enable us to maintain our leadership in the digital projector market and will open doors to new markets for our pixel processing technologies,” concluded Olsen.
Business Outlook for Third Quarter 2007
     The following statements are based on the company’s current expectations. These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially. These statements do not include the potential impact of any investments outside the ordinary course of business, mergers or acquisitions that may be completed after June 30, 2007 or other future events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The inclusion of any
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Pixelworks Reports Second Quarter 2007 Financial Results
July 26, 2007

statement in this release does not constitute a suggestion by the company or any other person that the events or circumstances described in such statements are material. The company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.
The company estimates the net loss per share in the third quarter of 2007 will be $(0.07) to $(0.13) on a GAAP basis and $(0.00) to $(0.05) on a non-GAAP basis, based on the following estimates:
▪	The company anticipates third quarter revenue of $26.5 million to $28.5 million. Revenue is highly dependent on a number of factors including, but not limited to, consumer confidence and spending, seasonality in the consumer electronics market, general economic conditions, the company’s ability to secure additional design wins, timely customer transition to new product designs, new product introductions, production yields, growth rates in the advanced television, multimedia projector, flat panel monitor and advanced media processor markets, levels of inventory at distributors and customers, and supply of products from third party foundries.

▪	GAAP gross profit margin of approximately 41.5 to 43.5 percent. Non-GAAP gross profit margin of approximately 44.0 to 46.0 percent, which excludes an estimated $0.8 million for the amortization of acquired intangible assets, restructuring charges and stock-based compensation. Gross profit margin may be higher or lower than expected due to many factors including, but not limited to, competitive pricing actions, changes in estimated product costs, revenue levels and product mix, new product yields, and inventory and warranty reserve changes.

▪	GAAP operating expenses of $16.1 million to $17.6 million and non-GAAP operating expenses of $13.5 million to $14.5 million. Non-GAAP operating expenses exclude approximately $2.6 million to $3.1 million in expenses for stock-based compensation, restructuring charges and amortization of acquired intangible assets.

▪	Interest and other income, net of approximately $550,000 on both a GAAP and non-GAAP basis.

▪	A tax provision of approximately $300,000 on both a GAAP and non-GAAP basis.
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Pixelworks Reports Second Quarter 2007 Financial Results
July 26, 2007

About Pixelworks, Inc.
     Pixelworks, headquartered in Tualatin, Oregon, is an innovative provider of powerful video and pixel processing technology for manufacturers of digital projectors and flat panel display products. Pixelworks’ flexible design architecture enables our unique technology to produce outstanding image quality in our customers’ display products in a range of solutions including system-on-chip ICs, co-processor and discrete ICs. At design centers in Shanghai and San Jose, Pixelworks engineers relentlessly push pixel performance to new levels for leading manufacturers of consumer electronics and professional displays worldwide.
     For more information, please visit the company’s Web site at www.pixelworks.com.
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     Pixelworks® and the Pixelworks logo® are trademarks of Pixelworks, Inc. All other trademarks are the property of their respective owners.
Non-GAAP Financial Measures
     This press release makes reference to non-GAAP gross profit margins, operating expenses and net loss which exclude restructuring charges, acquisition-related items, goodwill and intangible asset impairments, stock-based compensation expense, and a gain on the repurchase of long-term debt, all of which are required under GAAP. The company believes these non-GAAP measures provide a meaningful perspective on its underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the company’s website.
Safe Harbor Statement
     This release contains statements, including the statements in the “Business Outlook for Third Quarter 2007” section above, that are forward-looking statements within the meaning of the “Safe Harbor” provisions of the federal Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the company’s business. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including those described above and the following: changes in growth in the advanced television, multimedia projector, digital media streaming device and flat panel monitor industries; changes in consumer confidence or spending; changes in customer ordering patterns or lead times; the success of our products in expanded markets; success in achieving operating efficiencies from our restructuring efforts, our efforts to achieve profitability and a positive EBITDA, competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; insufficient, excess or obsolete inventory and variations in inventory valuation; our product mix; new product yield rates, changes in regional demand for our product, non-acceptance of the combined technologies by leading manufacturers, changes in the recoverability of intangible assets and long lived assets; and other risk factors listed from time to time in the company’s Securities and Exchange Commission filings.
     The forward-looking statements we make today, speak as of today, and we do not undertake any obligation to update any such statements to reflect events or circumstances occurring after today. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2006, Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, and subsequent SEC filings for a description of factors that could cause actual results to differ materially from the preliminary results announced.
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Pixelworks Reports Second Quarter 2007 Financial Results
July 26, 2007

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenue, net	$26,896	$30,910	$50,877	$67,469
Cost of revenue (1)	15,294	19,322	29,422	64,365

Gross profit	11,602	11,588	21,455	3,104

Operating expenses:
Research and development (2)	9,675	14,300	21,650	29,993
Selling, general and administrative (3)	7,013	8,489	14,538	18,493
Restructuring	2,635	893	5,403	893
Amortization of acquired intangible assets	90	90	180	423
Impairment loss on goodwill	—	133,739	—	133,739
Impairment loss on acquired intangible assets	—	—	—	1,753

Total operating expenses	19,413	157,511	41,771	185,294

Loss from operations	(7,811)	(145,923)	(20,316)	(182,190)

Interest income	1,444	1,396	2,971	2,720
Interest expense	(688)	(676)	(1,345)	(1,374)
Amortization of debt issuance costs	(166)	(165)	(331)	(336)
Gain on repurchase of long-term debt, net	—	—	—	3,009

Interest and other income, net	590	555	1,295	4,019

Loss before income taxes	(7,221)	(145,368)	(19,021)	(178,171)

Provision for income taxes	399	201	1,021	453

Net loss	$(7,620)	$(145,569)	$(20,042)	$(178,624)

Net loss per share — basic and diluted	$(0.16)	$(3.02)	$(0.41)	$(3.72)

Weighted average shares outstanding — basic and diluted	48,857	48,160	48,819	48,054

(1) Includes:
Amortization of acquired developed technology	$705	$705	$1,410	$2,677
Restructuring	35	—	136	—
Stock-based compensation	28	61	48	119
Impairment loss on acquired developed technology	—	—	—	21,330
Amortization of acquired inventory mark-up	—	—	—	26
(2) Includes stock-based compensation	510	1,026	1,180	2,257
(3) Includes stock-based compensation	916	1,336	1,949	2,847

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Pixelworks Reports Second Quarter 2007 Financial Results
July 26, 2007

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION*
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Reconciliation of GAAP and non-GAAP gross profit

GAAP gross profit	$11,602	$11,588	$21,455	$3,104

Amortization of acquired developed technology	705	705	1,410	2,677
Restructuring	35	—	136	—
Stock-based compensation	28	61	48	119
Impairment loss on acquired developed technology	—	—	—	21,330
Amortization of acquired inventory mark-up	—	—	—	26

Total reconciling items included in cost of revenue	768	766	1,594	24,152

Non-GAAP gross profit	$12,370	$12,354	$23,049	$27,256

Non-GAAP gross profit margin	46.0%	40.0%	45.3%	40.4%

Reconciliation of GAAP and non-GAAP operating expenses

GAAP operating expenses	$19,413	$157,511	$41,771	$185,294

Reconciling item included in research and development:
Stock-based compensation	510	1,026	1,180	2,257
Reconciling item included in selling, general and administrative:
Stock-based compensation	916	1,336	1,949	2,847
Restructuring	2,635	893	5,403	893
Amortization of acquired intangible assets	90	90	180	423
Impairment loss on goodwill	—	133,739	—	133,739
Impairment loss on acquired intangible assets	—	—	—	1,753

Total reconciling items included in operating expenses	4,151	137,084	8,712	141,912

Non-GAAP operating expenses	$15,262	$20,427	$33,059	$43,382

* — Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share differ from our GAAP gross profit, GAAP operating expenses, GAAP net loss and GAAP net loss per share due to the exclusion of restructuring charges, acquisition-related items, goodwill and intangible asset impairments, stock-based compensation expenses, and a gain on the repurchase of long-term debt. Pixelworks’ management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share provides useful information to investors regarding Pixelworks’ results of operations allowing investors to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

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Pixelworks Reports Second Quarter 2007 Financial Results
July 26, 2007

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Reconciliation of GAAP and non-GAAP net loss

GAAP net loss	$(7,620)	$(145,569)	$(20,042)	$(178,624)

Reconciling items included in cost of revenue	768	766	1,594	24,152
Reconciling items included in operating expenses	4,151	137,084	8,712	141,912
Gain on repurchase of long-term debt, net	—	—	—	(3,009)
Tax effects of non-GAAP adjustments	(18)	22	11	60

Non-GAAP net loss	$(2,719)	$(7,697)	$(9,725)	$(15,509)

Non-GAAP net loss per share — basic and diluted	$(0.06)	$(0.16)	$(0.20)	$(0.32)

Non-GAAP weighted average shares outstanding — basic and diluted	48,857	48,160	48,819	48,054

* — Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share differ from our GAAP gross profit, GAAP operating expenses, GAAP net loss and GAAP net loss per share due to the exclusion of restructuring charges, acquisition-related items, goodwill and intangible asset impairments, stock-based compensation expenses, and a gain on the repurchase of long-term debt. Pixelworks’ management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share provides useful information to investors regarding Pixelworks’ results of operations allowing investors to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

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Pixelworks Reports Second Quarter 2007 Financial Results
July 26, 2007

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$67,489	$63,095
Short-term marketable securities	42,325	53,985
Accounts receivable, net	9,022	9,315
Inventories, net	16,869	13,809
Prepaid expenses and other current assets	5,556	6,374

Total current assets	141,261	146,578

Long-term marketable securities	15,402	17,504
Property and equipment, net	15,667	21,931
Other assets, net	7,593	9,287
Debt issuance costs, net	2,591	2,922
Acquired intangible assets, net	7,959	9,549

Total assets	$190,473	$207,771

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$12,984	$8,093
Accrued liabilities and current portion of long-term liabilities	17,017	19,319
Current portion of income taxes payable	293	10,997

Total current liabilities	30,294	38,409

Long-term liabilities, net of current portion	4,154	7,414
Income taxes payable, net of current portion	10,241	—
Long-term debt	140,000	140,000

Total liabilities	184,689	185,823

Shareholders’ equity	5,784	21,948

Total liabilities and shareholders’ equity	$190,473	$207,771